MEDIA RELEASE
Exhibit 99.1

Fisher Communications, Inc. Reports Strong Fourth Quarter and Full-Year 2010 Financial Results

• Fourth Quarter TV Advertising Revenue Increased 61%

• Fourth Quarter Diluted EPS of $0.93

• Full-Year TV Advertising Revenue Increased 40%

• Full-Year 2010 EBITDA Increased 401% to $34.6 Million

SEATTLE, WA – (MARKETWIRE) – March 3, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the fourth quarter and the fiscal year ended December 31, 2010. Fisher’s fourth quarter included strong political revenue and solid core advertising growth, with net TV advertising revenue increasing by 61%.

Total revenue for the fourth quarter of 2010 was $57.6 million, an increase of 49% compared to the fourth quarter of 2009, primarily due to strong political advertising revenue and improvements in other advertising categories. Direct operating costs and selling, general and administrative expenses for the fourth quarter of 2010 increased $3.9 million, or 12%, from the fourth quarter of 2009 primarily due to an increase in variable compensation costs and costs related to a format change at KVI radio. EBITDA increased $15.3 million to $19.4 million in the fourth quarter of 2010.

The Company reported net income of $8.3 million in the quarter. This compares to net income of $1.1 million in the fourth quarter of 2009, when the Company recognized a pre-tax gain on exchange of broadcast equipment of $2.6 million and a $1.3 million pre-tax gain from net insurance reimbursements received from the Fisher Plaza electrical fire insurance claim.

For the full fiscal year, the Company reported consolidated revenue of $175.9 million, a 32% increase from 2009. Fisher’s performance was due to the strong political revenue growth and the continued local and national spot advertising recovery, combined with its ability to grow market share. Net TV advertising revenue increased by 40% for the full year and core TV advertising grew by 16%. Consolidated EBITDA increased $27.7 million, or 401%, to $34.6 million in 2010. The Company reported 2010 net income of $9.7 million, compared to a net loss of $9.3 million in 2009. 2010 net income included the $2.1 million pre-tax gain on exchange of broadcast equipment and the $3.4 million pre-tax gain from net insurance reimbursements received from the Company’s Fisher Plaza electrical fire insurance claim. The 2009 net loss included the $2.6 million pre-tax gain on exchange of broadcast equipment, a $3.0 million pre-tax gain on debt extinguishment, and a $2.7 million pre-tax loss from the Fisher Plaza electrical fire expenses, net of reimbursements.

The Company reported fourth quarter and full year 2010 net earnings (loss) per share of $0.93 and $1.10 respectively, compared to $0.12 and ($1.06), respectively, for the fourth quarter and full year 2009.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “We are very pleased with our fourth quarter results, which reflect Fisher’s highest quarterly revenue during the past ten years. Our five year track record of ratings and core advertising market share growth confirms that our strategic plan to drive EBITDA growth is working.

“The continued improvements within our traditional broadcast business and digital portfolio contributed to a very strong year in terms of operational performance, profitability and cash flow. We plan to leverage these strengths as we continue to transform Fisher into a more highly diversified local media company. In 2011, we are focused on using our multi-platform offering to aggressively strengthen our position and pursue a larger share of audience and local advertising in the markets we serve.”

Financial Highlights for the Fourth Quarter of 2010

(All comparisons are made to the fourth quarter of 2009 unless otherwise noted.)

Television:

•	TV net revenue increased 61% to $46.8 million.

•	Core advertising revenue (local and national) (net) increased 9% to $25.0 million and Political revenue (net) increased by $14.0 million, to $15.2 million.

•	Retransmission consent revenue increased $569,000 to $3.0 million.

•	Automotive and Retail advertising increased 13% and 15%, respectively, while Professional Services increased 3%.

•	TV cash flow increased $15.3 million to $20.4 million; TV cash flow margin was 43.6%, up from 17.7%.

•	Internet revenue (net) more than doubled to $1.1 million, or 2.4% of TV revenue.

Radio:

•	Radio net revenue increased 17% to $7.1 million.

•	Radio cash flow grew $339,000 to $1.4 million and cash flow margin was 19.7%, up from 17.4%.

Plaza:

•	Fisher Plaza revenue grew $233,000, or 7%.

•	Fisher Plaza EBITDA (which excludes net fire-related expenses or reimbursements) decreased 8.3% to $1.8 million due to one-time equipment removal costs.

Financial Highlights for Full-Year 2010

(All comparisons are made to full-year 2009 unless otherwise noted.)

Television:

•	TV net revenue increased 40% to $136.4 million.

•	Core advertising revenue (local and national) (net) increased 16% to $90.2 million and Political revenue (net) increased $20.2 million to $22.1 million.

•	Retransmission consent revenue increased $4.1 million to $12.5 million.

•	Automotive, Retail, and Professional Services advertising increased 47%, 18%, and 13%, respectively.

•	TV cash flow increased $27.5 million to $37.6 million; TV cash flow margin was 27.6%, up from 10.4%.

•	Internet revenue (net) increased 105% to $3.5 million, or 2.6% of TV revenue.

Radio:

•	Radio net revenue increased 11% to $25.3 million.

•	Radio cash flow increased $755,000 to $4.9 million; Radio cash flow margin improved 1.2% to 19.2%.

Plaza:

•	Fisher Plaza revenue grew $661,000, or 5%.

•	Fisher Plaza EBITDA (which excludes net fire-related expenses or reimbursements) declined 1% to $8.0 million due to one-time equipment removal costs.

Balance Sheet:

•	Cash and short-term investments were $52.9 million at year-end, compared to $44.0 million at the end of 2009. The increase reflected $40.0 million of cash generated from operations (which included a $10.0 million tax refund and $5.1 million of insurance proceeds received for reimbursement of the 2009 Plaza fire), offset by the Company’s repurchase of $20.6 million in principal amount of its senior notes and $10.0 million in capital expenditures.

•	Total debt outstanding decreased from $122.1 million at the end of 2009 to $101.4 million at December 31, 2010 as a result of the Company’s repurchase of $20.6 million in principal amount of its senior notes during 2010. This resulted in a reduction of $1.7 million of interest expense in 2010. Additionally, in January 2011, the Company repurchased an additional $2.6 million in principal amount of its senior notes further reducing total debt outstanding to $98.8 million. As a result of improved operating results and our debt reduction strategy, our debt-to-operating cash flow ratio decreased significantly from 14.7x to 2.9x as of December 31, 2010.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in prime and early evening news in 6 of its 7 markets in the November 2010 ratings period.

•	The Company’s aggregate TV/radio non-political market share in markets that provide market figures improved 40 basis points from fourth quarter 2009 to fourth quarter 2010.

•	At the end of 2010, Fisher Plaza occupancy was 96% compared to 97% in 2009, due to space consolidation at the Company.

Fourth Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-800-901-5241; confirmation code 18862853. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 86282116.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as income (loss) from operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus gain on asset exchange, net, payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as Plaza income (loss) from operations plus depreciation, Plaza fire expenses (reimbursements), net, minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights; depreciation and amortization; stock-based compensation; Plaza fire expenses (reimbursements), net; gain on exchange of assets, net; and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 8 radio stations in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites), Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2009, which we have filed with the Securities and Exchange Commission, and in our Annual Report on Form 10-K for the year ended December 31, 2010, which we expect to file with the SEC on March 8, 2011.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Twelve months ended
	December 31,		%	December 31,		%
(in thousands, except per-share amounts)	2010	2009	change	2010	2009	change
Revenue	$57,566	$38,641	49%	$175,926	$133,664	32%

Operating expenses
Direct operating costs	18,861	17,163	10%	70,929	65,111	9%
Selling, general and administrative expenses	16,548	14,316	16%	58,624	51,170	15%
Amortization of program rights	2,991	2,972	1%	11,877	10,056	18%
Depreciation and amortization	3,564	3,540	1%	14,448	13,713	5%
Plaza fire expenses (reimbursements), net	(44)	(1,294)	97%	(3,363)	2,657	(227%)
Gain on asset exchange, net	3	(2,569)	100%	(2,054)	(2,569)	20%

Total operating expenses	41,923	34,128	23%	150,461	140,138	7%

Income (loss) from operations	15,643	4,513	247%	25,465	(6,474)	493%
Gain (loss) on extinguishment of senior notes, net	(88)	—		(160)	2,965
Other income, net	23	67		217	1,288
Interest expense	(2,324)	(2,760)		(9,954)	(11,677)
Income (loss) before income taxes	13,254	1,820		15,568	(13,898)
Provision (benefit) for income taxes	4,977	741		5,822	(4,568)

Net income (loss)	$8,277	$1,079		$9,746	$(9,330)

Net income (loss) per share – basic	$0.94	$0.12		$1.11	$(1.06)

Net income (loss) per share assuming dilution	$0.93	$0.12		$1.10	$(1.06)

Weighted average shares outstanding	8,801	8,781		8,796	8,776
Weighted average shares outstanding assuming dilution	8,861	8,820		8,843	8,776

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
(in thousands)	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$52,945	$43,982
Receivables, net	30,807	28,070
Income taxes receivable	1,353	11,746
Deferred income taxes, net	1,649	3,813
Prepaid expenses and other	2,863	4,460
Cash surrender value of annuity contracts	2,397	2,626
Television broadcast rights	7,855	7,919

Total current assets	99,869	102,616
Cash surrender value of life insurance and annuity contracts	16,499	15,711
Goodwill, net	13,293	13,293
Intangible assets, net	40,543	40,779
Deferred financing fees and other	7,376	7,590
Deferred income taxes, net	-	2,297
Property, plant and equipment, net	143,312	148,824

Total Assets	$320,892	$331,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$4,044	$3,148
Accrued payroll and related benefits	7,896	4,445
Interest payable	2,552	3,158
Television broadcast rights payable	7,849	7,987
Current portion of accrued retirement benefits	1,117	1,100
Other current liabilities	4,388	6,251

Total current liabilities	27,846	26,089
Long-term debt	101,440	122,050
Accrued retirement benefits	18,982	18,023
Deferred income taxes, net	417	—
Other liabilities	6,981	9,476

Total Stockholders’ Equity	165,226	155,472

Total Liabilities and Stockholders’ Equity	$320,892	$331,110

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Twelve months ended December 31,
(in thousands)	2010	2009
Operating activities
Net income (loss)	$9,746	$(9,330)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	14,448	13,713
Deferred income taxes	4,933	7,190
Loss in operations of equity investees	86	133
Loss on disposal of fixed assets destroyed in Plaza fire	—	1,482
(Gain) loss on disposal of fixed assets, net	284	558
Amortization of deferred financing fees	407	469
Amortization of broadcast rights	11,877	10,056
Payments for broadcast rights	(11,963)	(10,038)
(Gain) loss on extinguishment of senior notes, net	160	(2,965)
Gain on asset exchange, net	(2,054)	(2,569)
Amortization of short-term investment discount	—	(303)
Amortization of non-cash contract termination fee	(1,461)	(1,461)
Stock-based compensation	1,342	1,015
Other	—	205
Change in operating assets and liabilities, net
Receivables	(2,964)	(2,026)
Prepaid expenses and other current assets	2,023	(2,260)
Cash surrender value of life insurance and annuity contracts	(962)	(912)
Other assets	(48)	(19)
Trade accounts payable, accrued payroll and related
benefits and other current liabilities	4,170	(2,259)
Interest payable	(606)	(615)
Income taxes receivable and payable	10,571	(8,983)
Accrued retirement benefits	365	(511)
Other liabilities	(686)	(759)

Net cash provided by (used in) operating activities	39,668	(10,189)
Investing activities
Redemption of short-term investments	—	60,000
Investment in equity investee	(48)	—
Consolidation of non-controlling interest	75	(1,500)
Purchases of property, plant and equipment	(9,990)	(11,581)

Net cash provided by (used in) investing activities	(9,963)	46,919

Financing activities
Repurchase of senior notes	(20,453)	(24,428)
Shares settled upon vesting of stock rights	(168)	—
Payment of capital lease obligations	(121)	(155)
Net cash used in financing activities	(20,742)	(24,583)

Net increase in cash and cash equivalents	8,963	12,147
Cash and cash equivalents, beginning of period	43,982	31,835

Cash and cash equivalents, end of period	$52,945	$43,982

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from operations to EBITDA in each of the periods presented:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Income (loss) from operations	$15,643	$4,513	$25,465	$(6,474)
Add:

Amortization of program rights	2,991	2,972	11,877	10,056
Depreciation and amortization	3,564	3,540	14,448	13,713
Stock-based compensation	384	247	1,342	1,015
Loss on disposal of assets	69	—	284	—
Loss on asset exchange	3	—	—	—
Plaza fire expenses, net	—	—	—	2,657
Subtract:

Gain on asset exchange, net	—	2,569	2,054	2,569
Plaza fire reimbursements, net	44	1,294	3,363	—
Payments for television broadcast rights	2,860	2,920	11,963	10,038
Amortization of non-cash benefit resulting from change in	365	365	1,461	1,461
national advertising representation firm
EBITDA (Non-GAAP)	$19,385	$4,124	$34,575	$6,899

EBITDA as a percentage of Revenue	33.7%	10.7%	19.7%	5.2%

The following table provides a reconciliation of television segment income (loss) from operations to television broadcast cash flow in each of the periods presented:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Television segment income (loss) from operations	$17,102	$3,773	$26,581	$(1,335)
Add:

Amortization of program rights	2,991	2,972	11,877	10,056
Depreciation and amortization	2,158	2,339	9,136	8,862
Corporate and internet expenses	2,407	2,115	8,785	7,966
Loss on disposal of assets	84	297	174	312
Loss on exchange of assets, net	3	—	—	—
Subtract:

Gain on exchange of assets, net	—	2,569	2,054	2,569
Payments for television broadcast rights	2,860	2,920	11,963	10,038
Amortization of non-cash benefit resulting from change in national advertising representation firm
	365	365	1,461	1,461
Non-convergence internet revenue	1,123	507	3,496	1,705

Television Broadcast Cash Flow (Non-GAAP)	$20,397	$5,135	$37,579	$10,088

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	43.6%	17.7%	27.6%	10.4%

Television Segment Revenue	$46,763	$29,081	$136,397	$97,201

The following table provides a reconciliation of radio segment income (loss) from operations to radio broadcast cash flow in each of the periods presented:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Radio segment income (loss) from operations	$865	$745	$3,228	$2,377
Add:

Depreciation and amortization	346	201	932	791
Corporate expenses and other	183	109	706	872
Loss on disposal of assets	—	—	—	71

Radio Broadcast Cash Flow (Non-GAAP)	$1,394	$1,055	$4,866	$4,111

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	19.7%	17.4%	19.2%	18.0%

Radio Segment Revenue	$7,093	$6,075	$25,283	$22,833

The following table provides a reconciliation of Plaza segment income (loss) from operations to Plaza EBITDA in each of the periods presented:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Plaza segment income from operations	$1,611	$2,918	$9,666	$3,966
Add:

Depreciation	778	751	3,210	3,019
Loss on disposal of assets	—	—	106	—
Plaza fire expenses, net	—	—	—	2,657
Subtract:

Gain on disposal of assets	19	—
Plaza fire reimbursements, net	44	1,294	3,363	—
Operating expense allocated to TV and Radio Segments	549	437	1,584	1,515

Plaza EBITDA (Non-GAAP)	$1,777	$1,938	$8,035	$8,127

Plaza EBITDA as a percentage of Plaza Segment Revenue	47.5%	55.2%	55.8%	59.2%

Plaza Segment Revenue	$3,741	$3,508	$14,400	$13,739

The following table provides television segment revenue comparisons in each of the periods presented:

	Three months ended December 31,		%	Twelve months ended December 31,		%
	2010	2009	Change	2010	2009	Change
Core adverting (local and national)	$25,007	$23,012	9%	$90,227	$77,945	16%
Political	15,208	1,164	1207%	22,109	1,945	1037%
Internet	1,123	507	121%	3,496	1,705	105%
Retransmission	2,959	2,390	24%	12,451	8,361	49%
Trade, barter and other	2,466	2,008	23%	8,114	7,245	12%

TV segment net revenue	$46,763	$29,081	61%	$136,397	$97,201	40%

Net television revenue, excluding political	$31,555	$27,917	13%	$114,288	$95,256	20%

The following table provides radio segment revenue comparisons in each of the periods presented:

	Three months ended December 31,		%	Twelve months ended December 31,		%
	2010	2009	Change	2010	2009	Change
Core adverting (local and national)	$5,985	$5,678	5%	$22,810	$20,999	9%
Political	771	91	747%	1,155	291	297%
Trade, barter and other	337	306	10%	1,318	1,543	(15%)

Radio segment net revenue	$7,093	$6,075	17%	$25,283	$22,833	11%

Net radio revenue, excluding political	$6,322	$5,984	6%	$24,128	$22,542	7%